Date of Report:  May 25, 2010
Name of Registrant:  Noble Group Holdings, Inc.
State:  California
Commission File Number:  011-13551
IRS Employee Id Number:  27-2312125
Address of Principal Executive Offices:   NGH Business Center, 3 Golf, #315,
Hoffman Estates, IL  60195
Registrant's telephone number: 800-697-4208
Former name: Le Bon Table Brand Foods Corporation
Former Address:  3557 South Valley View Ave., Las Vegas NV  89103


Item 2.01 There has been no exchange of acquisition or material assets provided to Noble
Group Holdings, Inc.

Item 5.02

Leonard F. Hays resigned as Executive Vice-President on January 15, 2008. Denise S. Sullivan resigned the office of President on May 16, 2008.
Jack Tarry resigned as director September 24, 2008.
Denise S. Sullivan resigned as CEO/Chairwoman February 28, 2009.

By special meeting convened by the legal board of directors the following are the newly appointed officers and directors:
Alberto B. Colon was elected as Director/CEO of the Board of Directors on April 5, 2010.
Artemio Rivera, Esq. was elected as Director/CFO of the Board of Directors on April 5, 2010.

The current Legal Board of Directors and Corporate Officers consist of the following individuals:

Director/President: William B. Guest
Director/Vice-President: Carolyn S. Berry
Director/Secretary: Mary S. Bonhage
Director/CEO: Alberto B. Colon
Director/CFO: Artemio Rivera, Esq.

Item 5.03

As a result of a special meeting of the legal Board of Directors held on April 2, 2010 new bylaws were approved and ratified dictating amendments to the Articles of Incorporation. The articles of incorporation were amended on April 6, 2010.

Item 8.01

In light of the past blatant disregard for proper corporate procedures the legal board of directors determined it was imminently necessary to move the corporation in a new and potentially profitable direction.




                             Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

s/Artemio Rivera
Artemio Rivera, Esq
Chief Legal Counsel
CFO/Director


Exhibits


Exhibit No.              Description


5.03                     Board of Directors Resolutions